Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333‑156130 and No. 333‑221942) on Form S-8 of PotlatchDeltic Corporation of our report dated June 28, 2018, with respect to the statements of net assets available for benefits of the Thrift Plan of Deltic Timber Corporation as of December 31, 2017 and 2016, the related statements of changes in net assets available for benefits for the years then ended and the related supplemental schedules as of December 31, 2017, appearing in this Annual Report (Form 11-K) of the Thrift Plan of Deltic Timber Corporation.

/s/ Moss Adams LLP

Spokane, Washington

June 28, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pension, Investment, and Employee Benefits Committee

Thrift Plan of Deltic Timber Corporation:

We consent to the incorporation by reference in the registration statements (No. 333‑156130 and No. 333‑221942) on Form S‑8 of PotlachDeltic Corporation of our report dated June 28, 2017, with respect to the statement of net assets available for benefits of the Thrift Plan of Deltic Timber Corporation as of December 31, 2016, and the related statement of changes in net assets available for benefits for the year ended December 31, 2016, which report appears in the December 31, 2017 annual report on Form 11‑K of the Thrift Plan of Deltic Timber Corporation.

/s/ KPMG LLP

Shreveport, Louisiana

June 28, 2018